UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 15, 2006

Constellation Brands, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

370 Woodcliff Drive, Suite 300, Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (585) 218-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 15, 2006, Constellation Brands, Inc. (the “Company”) and certain subsidiary guarantors (the “Guarantors”) entered into an Indenture (the “Base Indenture”) with BNY Midwest Trust Company, as trustee (the “Trustee”). In addition, on August 15, 2006, the Company and the Guarantors entered into Supplemental Indenture No. 1 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) with the Trustee. Under the Indenture, the Company issued $700,000,000 aggregate principal amount of 7.25% Senior Notes due 2016 (the “Notes”) in a public offering pursuant to an Underwriting Agreement entered into on August 10, 2006, and disclosed in Item 1.01 of the Company’s Current Report on Form 8-K dated August 10, 2006 and filed with the Securities and Exchange Commission (“SEC”) on August 15, 2006, which Item 1.01 disclosure is incorporated herein by reference. The sale of the Notes was made pursuant to a prospectus dated August 8, 2006 included in the Company’s shelf registration statement on Form S-3 (File No. 333-136379), filed with the SEC on August 8, 2006, together with a prospectus supplement dated August 10, 2006 and filed with the SEC on August 11, 2006 (the “Prospectus Supplement”).

The Notes will mature on September 1, 2016. Interest on the Notes will accrue from August 15, 2006 and will be payable on March 1 and September 1 of each year, beginning March 1, 2007. The Notes will be the Company’s senior unsecured obligations and will rank equally with all of the Company’s other senior unsecured indebtedness and will be effectively subordinated to the indebtedness outstanding under the Company’s senior credit facility from time to time and any other secured debt the Company may incur. The Notes will be fully and unconditionally guaranteed on a senior basis, jointly and severally, by the Company’s subsidiaries that are guarantors under the Company’s senior credit facility. Each guarantee will be effectively subordinated to any secured obligations of the subsidiary guarantors.

The Company may, at its option, redeem some or all of the Notes at any time at a redemption price equal to the accrued and unpaid interest on the Notes to the redemption date plus the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (excluding interest accrued to the redemption date) from the redemption date to the maturity date discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 50 basis points.

If the Company experiences a “change of control” (as defined in the Indenture), it may be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest.

The Indenture contains covenants that, among other things, limit the Company’s ability under certain circumstances to create liens, enter into sale-leaseback transactions and engage in mergers, consolidations and sales of all or substantially all of the Company’s assets.

The Trustee also serves as trustee under the Company’s other indentures. From time to time, the Company borrows from, maintains deposit accounts and conducts other banking transactions with the Trustee and its affiliates in the ordinary course of business.

Terms of the Indenture and the Notes issued pursuant to the Indenture are more fully described in the section of the Prospectus Supplement entitled “Description of the Notes and the Guarantees”.

The description above is a summary and is qualified in its entirety by the Base Indenture and Supplemental Indenture, filed herewith as Exhibits 4.1 and 4.2 respectively and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
4.1	Indenture, dated August 15, 2006, among the Company, as Issuer, certain subsidiaries, as Guarantors, and BNY Midwest Trust Company, as Trustee.

4.2	Supplemental Indenture No. 1, dated August 15, 2006, among the Company, as Issuer, certain subsidiaries, as Guarantors, and BNY Midwest Trust Company, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2006	CONSTELLATION BRANDS, INC.

	By:	/s/ Thomas S. Summer
Thomas S. Summer
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

(1)	UNDERWRITING AGREEMENT

Not Applicable.

(2)	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

Not Applicable.

(3)	ARTICLES OF INCORPORATION AND BYLAWS

Not Applicable.

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

(4.1)	Indenture, dated August 15, 2006, among the Company, as Issuer, certain subsidiaries, as Guarantors, and BNY Midwest Trust Company, as Trustee.

(4.2)	Supplemental Indenture No. 1, dated August 15, 2006, among the Company, as Issuer, certain subsidiaries, as Guarantors, and BNY Midwest Trust Company, as Trustee.

(7)	CORRESPONDENCE FROM AN INDEPENDENT ACCOUNTANT REGARDING NON-RELIANCE ON A PREVIOUSLY ISSUED AUDIT REPORT OR COMPLETED INTERIM REVIEW

Not Applicable.

(14)	CODE OF ETHICS

Not Applicable.

(16)	LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

Not Applicable.

(17)	CORRESPONDENCE ON DEPARTURE OF DIRECTOR

Not Applicable.

(20)	OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

Not Applicable.

(23)	CONSENTS OF EXPERTS AND COUNSEL

Not Applicable.

(24)	POWER OF ATTORNEY

Not Applicable.

(99)	ADDITIONAL EXHIBITS

Not Applicable.

(100)	XBRL-RELATED DOCUMENTS

Not Applicable.